Exhibit 23


              Independent Auditors' Report and Consent

The Board of Directors and Stockholders
Crompton Corporation:

Under date of January 31, 2003, we reported on the consolidated balance sheets of Crompton Corporation and subsidiaries (the Company) as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which are incorporated by reference in this Form 10-K for the year 2002. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule included in this Form 10-K for the year 2002. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 33-21246, 33-42280, 33-
67600, 333-62429, 333-87035, 333-60422, 333-71030, 333-71032
and 333-87886) on Form S-8 of Crompton Corporation of our report, dated January 31, 2003, with respect to the consolidated balance sheets of Crompton Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002, which report is incorporated by reference in the December 31, 2002 Annual Report on Form 10-K of Crompton Corporation.

Our report refers to the adoption of Statement of Financial
Accounting Standards No. 142, "Goodwill and Other Intangible
Assets.




/s/KPMG LLP
Stamford, Connecticut
March 17, 2002